Exhibit (a)(1)(c)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
F-STAR THERAPEUTICS, INC.
at
$7.12 Per Share
Pursuant to the Offer to Purchase dated July 7, 2022
by
FENNEC ACQUISITION INCORPORATED,
INVOX PHARMA LIMITED
and
SINO BIOPHARMACEUTICAL LIMITED
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 3, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of common stock, par value $0.0001 per share, of F-star Therapeutics, Inc., and any other documents required by the Letter of Transmittal (as defined herein) cannot be delivered to Computershare Trust Company, N.A., which is the depositary for the Offer (the “Depositary”), by the expiration of the Offer. Such form may be delivered or transmitted by e-mail or mail to the Depositary or in the case of shares held through The Depository Trust Company (“DTC”), it must be delivered to the Depositary by a participant by means of the confirmation system of DTC. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:
If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Via e-mail (for eligible institutions only): canoticeofguarantee@computershare.com	If delivering by express mail, courier or any other expedited service: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021
For information call Innisfree M&A Incorporated at the following numbers:
Stockholders May Call Toll-Free:
1 (888) 750-5830 (from the U.S. or Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers May Call Collect:
(212) 750-5833

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA AN E-MAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Fennec Acquisition Incorporated, a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of invoX Pharma Limited, a private limited company organized under the laws of England and Wales (“Parent”), which is a direct wholly-owned subsidiary of Sino Biopharmaceutical Limited, a company organized under the laws of the Cayman Islands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 7, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” and together with the Offer to Purchase and other related materials, as each may be amended and supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of F-star Therapeutics, Inc., a Delaware corporation, indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:
Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)
The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees: (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) that such tender of the Shares complies with Rule 14e-4 under the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two Nasdaq trading days of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)
Dated:         _  , 2022.
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.